UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2010
Date of Report (Date of earliest event reported)

URANIUM INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10475 Park Meadows Drive, Suite 600 Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

(720) 279-2377
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

On April 5, 2010, Uranium International Corp. (the "Company") issued a press release announcing that it has entered into a letter of intent (the "LOI"), dated April 3, 2010, with Mercer Gold Corporation, a private mining company ("Mercer"), pursuant to which Mercer has granted to the Company an exclusive option (the "Option") to acquire all of Mercer's current underlying option interests under a certain "Option Agreement", dated March 4, 2010 (the "Underlying Option Agreement"), as entered into between Mercer and Comunidad Mineral Guayabales (the "Underlying Property Owner"), pursuant to which Mercer acquired from the Underlying Property Owner an option (the "Underlying Option") to acquire a 100% legal, beneficial and registerable interest in and to certain mineral property concession interests which are held by way of license and which are located in the Municipality of Marmato, Colombia, and which are better known and described as the "Guayabales" property (collectively, the "Property"). A copy of the press release dated April 5, 2010 is attached hereto as Exhibit 99.1.

The LOI is subject to the completion of due diligence within seven days, the execution of a "Definitive Agreement" within 10 days and the receipt by Mercer of prior written consent to the proposed Option by the Underlying Property Owner.

Under the terms of the LOI, the Company must:

(a)        pay to Mercer $200,000 immediately upon the execution of the Definitive Agreement (the "Effective Date");

(b)        issue to Mercer, an aggregate of up to 20,000,000 restricted common shares in the share capital of the Company (each a "Share") as follows :

(i)        issuance of 10,000,000 of the Shares within two business days of the Effective Date; and

(ii)       issuance of 10,000,000 of the Shares within five business days of the Company's prior receipt of a "technical report" (as that term is defined in section 1.1 of National Instrument 43-101 of the Canadian Securities Administrators, Standards of Disclosure for Mineral Projects ("NI 43-101")) meeting certain criteria;

(c)        provide funding for or expend minimum cumulative "Expenditures" for "Exploration and Development" (as those terms are defined in the LOI) work on or in connection with any of the mineral interests comprising the Property interests of not less than $11,500,000 in the following manner:

(i)        no less than an initial $1,500,000 shall be expended on the Property by December 31, 2010;

(ii)       no less than a further $5,000,000 shall be expended on the Property by December 31, 2011; and

(iii)      no less than a final $5,000,000 shall be expended on the Property by December 31, 2012; and

(d)        pay on Mercer's behalf all underlying option, regulatory and governmental payments and assessment work required to keep the Property in good standing during the Option period (being that period from the Effective Date to the later of July 14, 2015 and five years from the Effective Date), including, without limitation, all remaining cash payments required to be made to the Underlying Property Owner under the Underlying Option Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)        Financial statements of businesses acquired.

Not applicable.

(b)        Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits
Exhibit	Description
10.1	Letter of Intent between Uranium International Corp. and Mercer Gold Corp. dated April 3, 2010
99.1	Press Release dated April 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM INTERNATIONAL CORP.
DATE: April 6, 2010.	By: /s/ William D. Thomas Name: William D. Thomas Title: Chief Financial Officer and a director

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